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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Microtest, Inc. on Form S-8 of our report dated January 27, 2000, appearing in the Annual Report on Form 10-K of Microtest, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
February 9, 2001